Exhibit 15

FORM OF RESCISSION OFFER ELECTION FORM

IF YOU WISH TO ACCEPT THE RESCISSION OFFER, PLEASE COMPLETE, ELECTRONICALLY SIGN AND SUBMIT THIS FORM, TOGETHER WITH ALL OTHER REQUIRED DOCUMENTATION, PURSUANT TO THE INSTRUCTIONS BELOW AND ENSURE ITS RECEIPT BY 5:00 P.M., PACIFIC TIME, ON APRIL [__], 2025 (THE “EXPIRATION DATE”).

WE URGE YOU TO REVIEW THE OFFERING CIRCULAR CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.

Value Add Growth REIT IV, LLC

750 B Street

Suite 1930

San Diego, CA 92101

Ladies and Gentlemen:

I have received and read the offering circular dated March [_], 2025 of Value Add Growth REIT IV, LLC (the “Company”) relating to its rescission offer (the “Rescission Offer”), pursuant to which the Company offers to rescind Class A Investor Shares that I purchased from the Company between September 28, 2024 and December 11, 2024 (the “Purchase Period”).  I acknowledge that I have had an opportunity to carefully review the information from the Company that I consider important in making my election. I advise the Company as follows by placing an “X” in the proper space below:

☐	1.	I hereby elect to reject the rescission offer and desire to retain my Class A Investor Shares.
☐	2.	I hereby elect to accept the rescission offer and rescind all of my shares and to receive, (i) for all shares currently held, an amount equal to $10.00 per share plus interest at the applicable statutory rate per year from the date the shares were purchased through the Expiration Date and (ii) for all shares sold prior to the date of this rescission offer, an amount equal to $10.00 per share, less the proceeds from the sale of such shares, plus interest at the applicable statutory rate per year from the date of sale through the Expiration Date.
☐	3.	I have sold all or a portion of the shares at a loss.

For any election to rescind to be effective, you must electronically complete and submit this Rescission Offer Election Form, together with all other required documentation.  We must receive a properly completed form and all other required documentation before April [__], 2025 in order for your election to be effective.  See the instructions at www.diversyfund.com for further details.

Effective as of the Expiration Date, the undersigned accepts the rescission offer for all shares that the undersigned purchased during the Purchase Period. As of the date hereof and as of the Expiration Date, the undersigned hereby represents that the undersigned is conveying all interests in the shares free and clear of all liens and encumbrances of any kind, and that except as otherwise indicated no such interest has been previously or concurrently transferred in any manner or any other person or entity.

[Signatures on next page]

I hereby certify that all of the information contained in this Rescission Offer Election Form is true and correct.

Name (please print)

Social Security Number

Street Address

City, State and Zip Code of Residence

Telephone Number

Signature

Date